Exhibit 4.10

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

OF

ACCELERATE PARENT CORP.

DATED AS OF MAY 28, 2010

i

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 28, 2010, is by and among Accelerate Parent Corp., a Delaware corporation (the “Company”), and each of the parties listed on the signature pages hereto. Each of the Persons listed on the signature pages hereto (other than the Company) and any other Person who may become a party hereto pursuant to Section 12(c) are referred to individually as a “Stockholder” and collectively as the “Stockholders”.

WHEREAS, the Company, and some or all of the Stockholders are parties to that certain Stockholders Agreement of the Company, dated as of the date hereof, as the same may hereafter be amended from time to time (the “Stockholders Agreement”); and

WHEREAS, in connection with entering into the Stockholders Agreement and the closing of the transactions contemplated by the Agreement and Plan of Merger, dated as of April 20, 2010, by and among Accelerate Holdings Corp., a Delaware corporation and wholly owned subsidiary of the Company, Accelerate Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Accelerate Holdings Corp., American Tire Distributors Holdings, Inc., a Delaware corporation, and Investcorp International, Inc., as stockholders representative, the parties hereto desire to enter into this Agreement to provide the Stockholders with certain registration and other rights with respect to the Common Stock of the Company.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” shall have the meaning set forth in the Preamble.

“Alternative IPO Entity” shall have the meaning set forth in Section 11 hereof.

“Common Stock” shall, subject to Section 11, mean all shares existing or hereafter authorized of any class of common stock of the Company, which has the right (subject always to the rights of any class or series of preferred stock of the Company) to participate in the distribution of the assets and earnings of the Company without limit as to per share amount, including any shares of capital stock into which Common Stock may be converted (as a result of recapitalization, share exchange or similar event) or are issued with respect to Common Stock, including, without limitation, with respect to any stock split or stock dividend, or a successor security.

“Company” shall have the meaning set forth in the Preamble.

“Demand Notice” shall have the meaning set forth in Section 3(a) hereof.

“Demand Registration” shall have the meaning set forth in Section 3(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority or any successor entity.

“Indemnified Party” shall have the meaning set forth in Section 8(c) hereof.

“Indemnifying Party” shall have the meaning set forth in Section 8(c) hereof.

“Initial Public Offering” shall mean the initial firm commitment underwritten offering (or series of related offerings) of Common Stock to the public pursuant to an effective registration statement (or statements) under the Securities Act after which there is an active trading market in such shares of Common Stock.

“Investor Stockholders” shall mean, collectively, TPG Accelerate V, L.P., TPG Accelerate VI, L.P., and their affiliated investment funds.

“Losses” shall have the meaning set forth in Section 8(a) hereof.

“Notice” shall have the meaning set forth in Section 3(a) hereof.

“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Piggyback Notice” shall have the meaning set forth in Section 4(a) hereof.

“Piggyback Registration” shall have the meaning set forth in Section 4(a) hereof.

“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Public Offering” shall mean the sale of Common Stock to the public pursuant to an effective Registration Statement (other than Form S-4 or Form S-8 or any similar or successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Registrable Securities” shall mean any shares of Common Stock currently directly or indirectly held or hereafter acquired by the Stockholders, and any other securities issued or issuable with respect to any such shares by way of share split, share dividend, recapitalization, exchange or similar event or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to Rule 144, (iii) they are eligible to be sold pursuant to Rule 144(k) under the Securities Act as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, (iv) they shall have ceased to be outstanding, or (v) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Registration Statement” shall mean any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Stockholders” shall have the meaning set forth in the Preamble.

“Stockholders Agreement” shall have meaning set forth in the recitals.

“underwritten registration” or “underwritten offering” shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

Section 2. Holders of Registrable Securities. A Person is deemed, and shall only be deemed, to be a holder of Registrable Securities if such Person directly or indirectly owns Registrable Securities or has a right to acquire such Registrable Securities and such Person is a Stockholder.

Section 3. Demand Registrations.

(a) Requests for Registration. Subject to the following paragraphs of this Section 3(a), (i) each of the Investor Stockholders shall have the right, by delivering or causing to be delivered a written notice to the Company, to require the Company to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the sale of a number of shares of Common Stock specified by the Investor Stockholders to be so issued and sold in the Initial Public Offering and (ii) following the Initial Public Offering, each of the Investor Stockholders shall have the right, by delivering, directly or indirectly, a written notice to the Company, to require the Company to register pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement (any such written notice pursuant to clause (i) or (ii), a “Demand Notice” and any such registration, a “Demand Registration”); provided, however, that, in each case, a Demand Notice may only be made if the Registrable Securities requested to be registered by such Investor Stockholder, which Registrable Securities may include any Registrable Securities held by a Stockholder that has agreed with such Investor Stockholder to include its Registrable Securities in the Demand Notice served by the Investor Stockholder, is reasonably expected to result in aggregate gross cash proceeds in excess of $50,000,000 (without regard to any underwriting discount or commission). Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(a), the Company shall use its reasonable best efforts to file a Registration Statement as promptly as practicable and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

No Demand Registration shall be deemed to have occurred for purposes of this Section 3 if the Registration Statement relating thereto (i) does not become effective, (ii) is not maintained effective for the period required pursuant to this Section 3, or (iii) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, in which case, such requesting holder of Registrable Securities shall be entitled to an additional Demand Registration in lieu thereof.

Within 10 days after receipt by the Company of a Demand Notice in accordance with this Section 3(a), the Company shall give written notice (the “Notice”) of such Demand Notice to all other Stockholders directly or indirectly holding Registrable Securities and shall, subject to the provisions of Section 3(b) hereof, offer to such Stockholders the opportunity to include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within 15 days after such Notice is given by the Company to such holders.

Notwithstanding anything to the contrary in this Agreement, unless otherwise consented to by the Investor Stockholders, in connection with a Demand Notice for an Initial Public Offering, the Company shall only be required to deliver any Notice or Piggyback Notice and include Registrable Securities of such other holders in such registration as provided in clause (i) of the second paragraph of Section 4(a).

All requests made pursuant to this Section 3 will specify the number of Registrable Securities to be registered and/or, in the case of an Initial Public Offering, the number of shares of Common Stock to be issued, and the intended methods of disposition thereof.

The Company shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least 180 days (two years for a shelf registration statement) after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Company or an underwriter of the Company pursuant to the provisions of this Agreement.

(b) Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or underwriters advise the holders of such securities in writing that in its view the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including, without limitation, securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows, unless the underwriter requires a different allocation as between the Company and the selling holders:

(i) first, pro rata among the direct or indirect holders of Registrable Securities on the basis of the relative number of shares of Registrable Securities requested to be included in such Registration Statement by each such holder; and

(ii) second, the securities to be sold by the Company for its own account for which inclusion in such Demand Registration, as the case may be, was requested by the Company.

No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

(c) Postponement of Demand Registration. The Company shall be entitled to postpone (but not more than once in any 12-month period), for a reasonable period of time not in excess of 60 days, the filing of a Registration Statement if the Company delivers to the holders requesting registration a certificate signed by the chief executive officer or chief financial’ officer of the Company certifying that, in the good faith judgment of the board of directors of the Company, such registration and offering would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been disclosed to the public, the premature disclosure of which would materially adversely affect the Company. Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The holders receiving such certificate shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 6(p). If the Company shall so postpone the filing of a Registration Statement, the Investor Stockholder requesting such registration shall have the right to withdraw the request for registration by giving written notice to the Company within 20 days of the anticipated termination date of the postponement period, as provided in the certificate delivered to the holders.

(d) Cancellation of a Demand Registration. Unless the Investor Stockholders determine otherwise, holders of a majority of the Registrable Securities which are to be registered in a particular offering pursuant to this Section 3 shall have the right to notify the Company that they have determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement.

(e) Number of Demand Notices. In connection with the provisions of this Section 3, each Investor Stockholder shall have an unlimited number of Demand Notices which they are permitted to deliver (or cause to be delivered) to the Company hereunder.

(f) Registration Statement Form. If any registration requested pursuant to this Section 3 which is proposed by the Company to be effected by the filing of a Registration Statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten Public Offering; and if the managing underwriter shall advise the Company in writing that, in its opinion, the use of another form of Registration Statement is of material importance to the success of such proposed offering or is otherwise required by applicable law, then such registration shall be effected on such other form.

Section 4. Piggyback Registration.

(a) Right to Piggyback. Except with respect to a Demand Registration, the procedures for which are addressed in Section 3, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock whether or not for sale of its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), then, each such time after the Initial Public Offering, the Company shall give prompt written notice of such proposed filing at least 20 days before the anticipated filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include (or cause to be included) in such registration statement the number of Registrable Securities as each such holder may request (a “Piggyback Registration”). Subject to Section 4(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after notice has been given to the applicable holder. The eligible holders of Registrable Securities shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least two business days prior to the effective date of such Piggyback Registration. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (i) 180 days (two years for a shelf registration statement) after the effective date thereof and (ii) consummation of the distribution by the holders of the Registrable Securities included in such Registration Statement.

Notwithstanding anything to the contrary in this Agreement, (i) in connection with an Initial Public Offering in which the Investor Stockholders are selling (or causing to be sold) shares of Common Stock beneficially owned by them or any of the Persons described in the last paragraph of Section 3(b) in any such Initial Public Offering on a secondary basis (whether pursuant to a Demand Notice or otherwise), the Company shall be required to deliver a Piggyback Notice to the other Stockholders and in such event all Stockholders that are direct or indirect holders of Registrable Securities shall have the right to participate in such offering on a pro rata basis with the Investor Stockholders (it being understood that in connection with any Initial Public Offering in which the Investor Stockholders are not selling (or causing to be sold) shares of Common Stock beneficially owned by them or any of the Persons described in the last paragraph of Section 3(b) on a secondary basis, no such Piggyback Notice need be sent and no Registrable Securities of other holders need be included in the registration for the Initial Public Offering) and (ii) no member of senior management of the Company or its Subsidiaries who has been provided with piggyback rights shall be permitted to exercise such rights unless the Investor Stockholders are selling Registrable Securities in such transaction.

(b) Priority on Piggyback Registrations. The Company shall use reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit direct or indirect holders of Registrable Securities who have submitted a Piggyback Notice in connection with such offering to include in such offering all Registrable Securities included in each holder’s Piggyback Notice on the same terms and conditions as any other shares of capital stock, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the Company in writing that it is their good faith opinion that the total amount of securities that such holders, the Company and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the success of such offering, then the amount of securities to be offered for the account of holders of Registrable Securities (other than the Company) shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters by reducing the securities requested to be included by the holders of Registrable Securities requesting such registration pro rata among such holders on the basis of the relative number of shares of Registrable Securities requested to be included in such Registration Statement by each such holder.

Section 5. Restrictions on Public Sale by Holders of Registrable Securities. Each Stockholder agrees, in connection with the Initial Public Offering, and each holder of Registrable Securities agrees, in connection with any other underwritten Public Offering pursuant to a Registration Statement filed pursuant to Section 3 or Section 4 hereof (whether or not such holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Company’s securities (except as part of such underwritten offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another any of the economic consequences of owning the Common Stock, or to give any Demand Notice during the period commencing on the date of the request (which shall be no earlier than 14 days prior to the expected “pricing” of such offering) and continuing for not more than 180 days (with respect to the Initial Public Offering) or 90 days after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a shelf registration), pursuant to which such Public Offering shall be made, plus an extension period, which shall be no longer than 17 days, as may be proposed by the managing underwriter to address FINRA regulations regarding the publishing of research, or such lesser period as is required by the managing underwriter. The Investor Stockholders in connection with a Demand Registration, or the Board of Directors of the Company in all other cases, shall be responsible for negotiating all “lock-up” agreements with the underwriters and, in addition to the foregoing provisions of this Section 5, the other Stockholders and holders of Registrable Securities agree to execute and deliver the form so negotiated. The Company agrees not to terminate or waive the restrictions under any such lock-up arrangements in respect of any Stockholder unless the Company agrees to pro rata terminations or waivers under such lock-up arrangements for all other Stockholders party thereto.

If any registration pursuant to Section 3 of this Agreement shall be in connection with any underwritten Public Offering, the Company will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, within 90 days (or such shorter periods as the managing underwriters may agree to) after the effective date of such registration.

Section 6. Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3 and Section 4 hereof, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a) prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the holders thereof or by the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein (including by means of a shelf registration statement pursuant to Rule 415 under the Securities Act providing for an offering to be made on a continuous basis if so requested and if the Company is then eligible to use Form S-3 or other applicable Form); provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. Unless the Investor Stockholders otherwise consent, the Company shall not file any such Registration Statement or

Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

(c) notify each selling holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 6(0) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) if the Company has knowledge of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;

(e) if requested by the managing underwriters, if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 6(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(f) furnish or make available to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter);

(g) deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(h) prior to any Public Offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(i) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two business days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within ten business days prior to having to issue the securities;

(j) use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

(k) upon the occurrence of, and its knowledge of, any event contemplated by Section 6(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(l) prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(m) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(n) use its reasonable best efforts to cause all shares (i) to be offered by the Company in connection with the Initial Public Offering to be authorized to be listed on a national securities exchange and (ii) of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, as the case may be, prior to the effectiveness of such Registration Statement (or, if such registration is the Initial Public Offering, use its reasonable best efforts to cause such Registrable Securities to be so listed within ten business days following the effectiveness of such Registration Statement);

(o) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the selling holders of such Registrable Securities opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling holders of the Registrable Securities), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the Investor Stockholders if one or more of the Investor Stockholders are selling holders thereunder, and otherwise by the holders of a majority of the Registrable Securities being sold thereunder and (v) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 6(o)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(p) make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law or applicable legal process, or (iii) such information becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Person. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure (to the extent permitted by law) and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company or its subsidiaries in violation of law;

(q) cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in “road shows”) taking into account the Company’s business needs; and

(r) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(c)(ii), 6(c)(iii), 6(c)(iv) or 6(c)(v) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the holder is required to discontinue disposition of such securities.

Section 7. Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Company (including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with FINRA and (B) of compliance with securities or Blue Sky laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 6(h)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company,- (v) expenses of the Company incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants referred to in Section 6(o)(iii) hereof (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company, and (vii) fees and disbursements of one counsel for the holders of Registrable Securities whose shares are included in a Registration Statement, which counsel shall be selected by the Investor Stockholders (provided the Investor Stockholders are selling holders, and otherwise, by the holders of a majority of the Registrable Securities being sold in connection therewith), shall be borne by the Company whether or not any Registration Statement is filed or becomes effective. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

The Company shall not be required to pay (i) fees and disbursements of any counsel retained by any holder of Registrable Securities or by any underwriter (except as set forth in clauses 7(i)(B) and 7(vii)), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Company), or (iii) any other expenses of the holders of Registrable Securities not specifically required to be paid by the Company pursuant to the first paragraph of this Section 7.

Section 8. Indemnification.

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and (without limitation of the preceding portions of this Section 8(a)) will reimburse each such holder, each of its officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees and each Person who controls each such holder and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, Loss, damage, liability, or expense arises out of or is based on any untrue statement or omission by such holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such holder for use therein. It is agreed that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such Loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Indemnification by Holder of Registrable Securities. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with this Agreement, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other holders of Registrable Securities, the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and all other prospective sellers, from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, offering circular, or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to (without limitation of the preceding portions of this Section 8(b)) reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and all other prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, Loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such holder for inclusion in such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such holder under such undertaking shall not apply to amounts paid in settlement of any such claims, Losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such holder of Registrable Securities shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities covered by such Registration Statement.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder or under the undertaking contemplated by Section 8(b) (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which •such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party, in which case the Indemnified Party shall have the right to employ separate counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), an Indemnifying Party that is a selling holder of Registrable Securities (other than the Company) shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 8(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 9. Rule 144.

(a) After an Initial Public Offering, the Company shall (i) use reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and (ii) furnish to each holder of Registrable Securities forthwith upon written request, (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Company, and (z) such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of Rule 144, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

(b) The foregoing provisions of this Section 9 are not intended to modify or otherwise affect any restrictions on transfers of securities contained in the Stockholders Agreement or any other agreements that a Stockholder is party to with the Company.

Section 10. Underwritten Registrations. If any Demand Registration is an underwritten offering, the Investor Stockholders shall have the right to select the investment banker or investment bankers and managers to administer the offering. The Company shall have the right to select the investment banker or investment bankers and managers to administer any Piggyback Registration.

No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities it desires to have covered by a Registration Statement on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, provided that such Person shall not be required to make any representations or warranties other than those related to title and ownership of such Person’s shares and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company or the managing underwriter by such Person for use therein.

Section 11. Alternative IPO Entities. In the event that the Company elects to effect an underwritten public offering of equity securities of any parent company or subsidiary of the Company (such entity, the “Alternative IPO Entity”) rather than the equity securities of the Company, whether as a result of a reorganization of the Company or otherwise, the Company shall cause the Alternative IPO Entity to enter into an agreement with the Stockholders that provides the Stockholders with registration rights with respect to the equity securities of the Alternative IPO Entity that are substantially similar to the registration rights provided to the Stockholders in this Agreement.

Section 12. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement may not be amended, restated, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Stockholders holding a majority in voting power of the Common Stock; provided, however, that any amendment, modification, supplement, restatement or waiver or consent to departures from the provisions of this Agreement that has a disproportionate adverse effect on the rights, obligations, powers or interests of any Stockholder hereunder, in its capacity as a Stockholder, without similarly affecting the rights hereunder of Stockholders of the same class, in their capacities as Stockholders, shall not be effective as to such Stockholder without such Stockholder’s prior written consent; provided further, that the written consent of a majority in voting power of the Common Stock held by the Stockholders other than the Investor Stockholders shall be required to amend, restate, modify, supplement, waive or consent to any departure from any provision of this Section 12(a). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by those holders of the Registrable Securities being sold by such holders pursuant to such Registration Statement that would be required to approve such matter under this Section 12(a) as if such holders were the only Stockholders remaining.

(b) Notices. All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such party may designate by written notice to the other parties):

(i) If to the Company, to the address of its principal executive offices.

(ii) If to any Stockholder, at such Stockholder’s address as set forth on the records of the Company.

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first business day following confirmation; shall, if delivered by overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail.

(c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including the Company and subsequent holders of Registrable Securities acquired, directly or indirectly, from the Stockholders; provided, however, that such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Company an Addendum Agreement substantially in the form of Exhibit A hereto (which shall also be executed by the Company) promptly following the acquisition of such Registrable Securities, in which event such successor or assign shall be deemed a Stockholder for purposes of this Agreement. Except as provided in Section 8 with respect to an Indemnified Party, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed in all respects by the laws of the State of New York regardless of the law that might be applied under principles of conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of New York, and the parties hereto hereby submit to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Each party hereto hereby irrevocably waives any right it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in the paragraph above by the mailing of a copy thereof in the manner specified by the provisions of subsection (b) of this Section 12.

(g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in foil force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h) Entire Agreement. This Agreement and the Stockholders Agreement are intended by the parties as a final expression of their agreement, and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the registration rights granted by the Company with respect to Registrable Securities. This Agreement, together with the Stockholders Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(i) Securities Held by the Company or its Subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(j) Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

(k) Term. This Agreement shall terminate with respect to a Stockholder on the date on which such Stockholder ceases to hold Registrable Securities; provided, that, such Stockholder’s rights and obligations pursuant to Section 8, as well as the Company’s obligations to pay expenses pursuant to Section 7, shall survive with respect to any registration statement in which any Registrable Securities of such Stockholders were included and, for the avoidance of doubt, any underwriter lock-up that a Stockholder has executed prior to a Stockholder’s termination in accordance with this clause shall remain in effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.

ACCLERATE PARENT CORP.

By:	/s/ Jeffrey Liaw
Name: Jeffrey Liaw
Title: Vice President

Signature Page to Registration Rights Agreement

TCW/CRESCENT MEZZANINE PARTNERS V, L.P.
TCW/CRESCENT MEZZANINE PARTNERS VB, L.P.
TCW/CRESCENT MEZZANINE PARTNERS VC, L.P.

By:	TCW/Crescent Mezzanine Management V, L.L.C.
Its:	Investment Manager
By:	TCW Asset Management company
Its:	Sub-Adviser

/s/ Tyrone Chang
Name: Tyrone Chang
Title: Senior Vice President

TRUST COMPANY OF THE WEST

As Trustee of TCW Capital Trust

/s/ Tyrone Chang
Name: Tyrone Chang
Title: Senior Vice President

/s/ Christopher G. Wright
Name: Christopher G. Wright
Title: Managing Director

Signature Page to Registration Rights Agreement

NYLCAP MEZZANINE PARTNERS, III, LP
By:	NYLCAP MEZZANINE PARTNERS III GENPAR, LP
its General Partner
By:	NYLCAP Mezzanine Partners III, GenPar GP, LLC
its General Partner

By:	/s/ James M. Barker, V
Name: James M. Barker, V
Title: Executive Vice President

Signature Page to Registration Rights Agreement

APOLLO INVESTMENT CORPORATION

By:	Apollo Investment Management, L.P., as Advisor

By:	ACC Management, LLC, as its General Partner

By:	/s/ Rajay Bagaria
Name:	Rajay Bagaria
Title:	Authorized Signatory

Signature Page to Registration Rights Agreement

TPG ACCELERATE V, L.P.

By:	TPG Advisors V, Inc., its General Partner

By:	/s/ Clive D. Bode
Name: Clive D. Bode
Title: Vice President

TPG ACCELERATE VI, L.P.

By:	TPG Advisors VI, Inc., its General Partner

By:	/s/ Clive D. Bode
Name: Clive D. Bode
Title: Vice President

Signature Page to Registration Rights Agreement

EXHIBIT A

ADDENDUM AGREEMENT

This Addendum Agreement is made this day of             , 20    , by and between (the “New Stockholder”) and Accelerate Parent Corp. (the “Company”), pursuant to a Registration Rights Agreement dated as of May 28, 2010 (the “Agreement”), by and among the Company and the Stockholders. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Company has agreed to provide registration rights with respect to the Registrable Securities as set forth in the Agreement; and

WHEREAS, the New Stockholder has acquired Registrable Securities directly or indirectly from a Stockholder; and

WHEREAS, the Company and the Stockholders have required in the Agreement that all persons desiring registration rights must enter into an Addendum Agreement binding the New Stockholder to the Agreement to the same extent as if it were an original party thereto;

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Stockholder acknowledges that it has received and read the Agreement and that the New Stockholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement and shall be deemed to be a Stockholder thereunder.

New Stockholder

Address:

Exhibit A-1

AGREED TO on behalf of the Company pursuant to Section 12(c) of the Agreement.

Accelerate Parent Corp.

By:
Name:
Title:

Signature Page to Registration Rights Agreement

ADDENDUM AGREEMENT

This Addendum Agreement is made this 3rd day of June, 2010, by and between Alplnvest Partners Mezzanine 2007 C.V. (the “New Stockholder”) and Accelerate Parent Corp. (the “Company”), pursuant to a Registration Rights Agreement dated as of May 28, 2010 (the’ “Agreement”), by and among the Company and the Stockholders. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Company has agreed to provide registration rights with respect to the Registrable Securities as set forth in the Agreement; and

WHEREAS, the New Stockholder has acquired Registrable Securities directly or indirectly from a Stockholder; and

WHEREAS, the Company and the Stockholders have required in the Agreement that all persons desiring registration rights must enter into an Addendum Agreement binding the New Stockholder to the Agreement to the same extent as if it were an original party thereto;

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Stockholder acknowledges that it has received and read the Agreement and that the New Stockholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement and shall be deemed to be a Stockholder thereunder.

ALPINVEST PARTNERS MEZZANINE 2007 C.V.

By: Alplnvest Partners Mezzanine Investments
2007/2009 B.V., its general partner

By: AlpInvest Partners N.V., its managing director

By:	/s/ G.V.H Doeksen	/s/ C.F. de Ru
Name:	G.V.H Doeksen	C.F. de Ru
Title:	Managing Partner, CF	Senior Legal Counsel

Address:

AlpInvest Partners Mezzanine 2007 C.V.

c/o Alplnvest Partners N.V.

Attn. Investment Accounting

Jachthavenweg 118

1081 KJ Amsterdam

THE NETHERLANDS

Exhibit A-1

AGREED TO on behalf of the Company pursuant to Section 12(c) of the Agreement.

Accelerate Parent Corp.

By:	/s/ J. Michael Gaither
Name:	J. Michael Gaither
Title:	Executive Vice President, General Counsel
And Secretary